Exhibit 10.19

FIRST Amendment

to

Loan and security agreement

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of March 19, 2021, by and between Silicon Valley Bank (“Bank”) and Spruce Biosciences, Inc., a Delaware corporation (“Borrower”), whose address is 2001 Junipero Serra Blvd., Suite 640, Daly City, CA 94014.

Recitals

A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of September 23, 2019 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to (i) make available to Borrower an additional term loan facility and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 2.1.1 (Term Loans).  Sections 2.1.1(b) and (c) are amended in their entirety and replaced with the following:

(b)Repayment.  All Term Loans shall be repaid in accordance with Section 2.1.2(a)(i) below.

(c)Final Payment.  Borrower shall pay the Final Payment in accordance with Section 2.1.2(a)(i) below.

2.2Section 2.1.2 (Supplemental Term Loans).  A new Section 2.1.2 is added to the Loan Agreement as follows:

2.1.2Supplemental Term Loans.

(a)Availability. Subject to the terms and conditions of this Agreement, Bank agrees to make advances to Borrower (each a “Supplemental Term Loan” and collectively the “Supplemental Term Loans”), from time to time, prior to the Supplemental Term Loan Commitment Termination Date (Supplemental Second Tranche), in an aggregate amount not to exceed the Supplemental Term Loan Commitment.  Each Supplemental Term Loan must be in an amount of not less than Five Million Dollars ($5,000,000).  After repayment, no Supplemental Term Loan may be reborrowed.

(i)Up to Twenty Million Dollars ($20,000,000) of the Supplemental Term Loan Commitment (the “Supplemental First Tranche”) shall be available through the Supplemental Term Loan Commitment Termination Date (Supplemental First Tranche). Subject to the terms and conditions hereof, on or about the First Amendment Date Bank shall advance to Borrower a Supplemental Term Loan under the Supplemental First Tranche in an amount equal to Five Million Dollars ($5,000,000), the proceeds of which shall immediately be used to repay all Obligations (including the Final Payment) owing with respect to the Term Loans.

(ii)The remaining Ten Million Dollars ($10,000,000) of the Supplemental Term Loan Commitment (the “Supplemental Second Tranche”) shall be available through the Supplemental Term Loan Commitment Termination Date (Supplemental Second Tranche), provided Borrower achieves the Supplemental Second Tranche Milestone.  Funds will be available under the Supplemental Second Tranche as soon as Borrower delivers to Bank evidence satisfactory to Bank that Borrower has achieved the Supplemental Second Tranche Milestone.

(b)Repayment of Supplemental Term Loans.

(i)Interest-Only Payments.  For each Supplemental Term Loan, Borrower shall make monthly payments of interest-only commencing on the first (1st) Business Day of the first (1st) month following the month in which the Funding Date occurs with respect to such Supplemental Term Loan and continuing thereafter during the Supplemental Interest-Only Period, on the first (1st) Business Day of each successive month.

(ii)Principal and Interest Payments.  For each Supplemental Term Loan outstanding as of the last day of the Supplemental Interest-Only Period, Borrower shall make (i) thirty-seven (37) (or twenty-five (25), if a Supplemental Term Loan has been made under the Supplemental Second Tranche) consecutive equal monthly payments of principal commencing on the first (1st) Business Day of the first (1st) month after the Supplemental Interest-Only Period (the “Supplemental Conversion Date”) and continuing on the first (1st) Business Day of each month thereafter, in amounts that would fully amortize the applicable Supplemental Term Loan, as of the Supplemental Conversion Date, over the Supplemental Repayment Period plus (ii) monthly payments of accrued but unpaid interest.  The Supplemental Final Payment and all unpaid principal and accrued and unpaid interest on each Supplemental Term Loan is due and payable in full on the Supplemental Term Loan Maturity Date.

(c)Voluntary Prepayment.  Borrower shall have the option to prepay all Supplemental Term Loans in full, provided Borrower (i) shall provide written notice to Bank of its election to prepay the Supplemental Term Loans at least five (5) Business Days prior to such prepayment and (ii) pays, on the date of such prepayment, (A) all outstanding principal and accrued but unpaid interest, plus (B) the Supplemental Prepayment Fee, plus (C) the Supplemental Final Payment, plus (D) all other sums, including Bank Expenses, if any, that shall have become due and payable.

(d)Mandatory Prepayment Upon an Acceleration.  If the Supplemental Term Loans are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal and accrued but unpaid interest, plus (ii) the Supplemental Prepayment Fee, plus (iii) the Supplemental Final Payment, plus (iv) all other sums, including Bank Expenses, if any, that shall have become due and payable.

2.3Section 2.3 (Payment of Interest on the Credit Extensions).  Section 2.3(a) is amended by adding a new clause (ii) to the end thereof as follows:

(ii)Supplemental Term Loans.  Subject to Section 2.3(b), the principal amount outstanding for each Supplemental Term Loan shall accrue interest at a floating per annum rate equal to (A) if no Supplemental Term Loan has been made under the Supplemental Second Tranche, the greater of (x) one percentage point (1.00%) above the Prime Rate or (y) four and one-quarter percent (4.25%), or (B) if a Supplemental Term Loan has been made under the Supplemental Second Tranche, the greater of (x) three percentage points (3.00%) above the Prime Rate or (y) six and one-quarter percent (6.25%), in each case, which shall be payable monthly in accordance with Section 2.3(d) hereof.

2.4Section 2.4 (Fees).  Sections 2.4(a) and (b) are amended in their entirety and replaced with the following:

(a)Supplemental Final Payment.  The Supplemental Final Payment when due hereunder;

(b)Supplemental Prepayment Fee.  The Supplemental Prepayment Fee, if and when due hereunder; and

2.5Section 3.5 (Procedures for Borrowing).  Section 3.5(a) is amended by deleting each reference to “Term Loan” and “Term Loans” and substituting in lieu thereof the terms “Credit Extension” and “Credit Extensions”, respectively.

2.6Section 6.2 (Financial Statements, Reports).  Sections 6.2(a), (b), (e), (f) and (h) are amended in their entirety and replaced with the following:

(a)Quarterly Financial Statements.  No later than forty-five (45) days after the last day of each fiscal quarter (other than the last fiscal quarter of each fiscal year),

Borrower’s 10-Q filing for such quarter including a consolidated balance sheet, statement of cash flows and income statement covering Borrower’s consolidated operations for such quarter prepared in accordance with GAAP (other than for the absence of footnotes and subject to year-end audit adjustments) as filed by Borrower with the SEC (the “Quarterly Financial Statements”);

(b)Quarterly Compliance Statement.  Within forty-five (45) days after the last day of each fiscal quarter (other than the last fiscal quarter of each fiscal year) and together with the Quarterly Financial Statements, a duly completed Compliance Statement, confirming that as of the end of such quarter, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth such other information as Bank may reasonably request;

(e)Annual Financial Statements.  No later than ninety (90) days after the last day of Borrower’s fiscal year end, Borrower’s 10-K filing for such fiscal year including audited and certified consolidated financial statements prepared under GAAP, consistently applied, as filed by Borrower with the SEC, together with an unqualified opinion (other than a qualification as to going concern typical for venture backed companies similar to Borrower) on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank (the “Annual Financial Statements”);

(f)Annual Compliance Statement.  Within ninety (90) days after the last day of Borrower’s fiscal year end and together with the Annual Financial Statements, a duly completed Compliance Statement, confirming that as of the end of such fiscal year, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth such other information as Bank may reasonably request;

(h)SEC Filings.  Within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be Documents required to be delivered pursuant to the terms of this Section 6.2 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower notifies SVB in writing (which may be by electronic mail) that Borrower has (i) posted such documents, or provided a link thereto, on Borrower’s website on the Internet at Borrower’s website address or (ii) made such documents available in the SEC’s EDGAR filing system.

2.7Section 6.6 (Operating Accounts).  Section 6.6(a) is amended in its entirety and replaced with the following:

(a)(i) Borrower shall maintain at least eighty percent (80%) of its operating account balances and excess cash with Bank or Bank’s Affiliates and (ii) Borrower shall obtain any business credit cards exclusively from Bank.

2.8Section 8.1 (Payment Default).  Section 8.1 is amended by deleting the reference to “Term Loan Maturity Date” and substituting in lieu thereof “Supplemental Term Loan Maturity Date”.

2.9Section 12.1 (Termination Prior to Term Loan Maturity Date; Survival).  Section 12.1 is amended by (a) renaming the section as “Termination Prior to Maturity Date; Survival” and (b) deleting the phase to “prior to the Term Loan Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank” and substituting in lieu thereof the phrase “prior to the Supplemental Term Loan Maturity Date in accordance with Section 2.1.2(c)”.

2.10Section 13 (Definitions).  The following term and its definition set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Credit Extension” is any Term Loan, Supplemental Term Loan or any other extension of credit by Bank for Borrower’s benefit under this Agreement.

2.11Section 13 (Definitions).  The following terms and their respective definitions are added to Section 13.1 in appropriate alphabetical order:

“Annual Financial Statements” is defined in Section 6.2(e).

“First Amendment Date” is March 19, 2021.

“Quarterly Financial Statements” is defined in Section 6.2(a).

“Supplemental Conversion Date” is defined in Section 2.1.2(b)(ii).

“Supplemental Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due in accordance with Section 2.1.2 above, equal to the original principal amount of the Supplemental Term Loans multiplied by the Supplemental Final Payment Percentage.

“Supplemental Final Payment Percentage” is (a) if no Supplemental Term Loan has been made under the Supplemental Second Tranche, six percent (6.00%), or (b) if a Supplemental Term Loan has been made under the Supplemental Second Tranche, nine and one-half percent (9.50%).

“Supplemental First Tranche” is defined in Section 2.1.2(a)(i).

“Supplemental Interest-Only Period” means, with respect to each Supplemental Term Loan, the period commencing on the Funding Date of such Supplemental Term Loan and continuing through (a) if no Supplemental Term Loan has been made under the Supplemental Second Tranche, December 31, 2022, or (b) if a Supplemental Term Loan has been made under the Supplemental Second Tranche, December 31, 2023.

“Supplemental Prepayment Fee” shall be, with respect to the prepayment of the Supplemental Term Loans, an amount equal to (i) three percent (3.0%) of the Supplemental

Term Loan Commitment if such prepayment occurs prior to the first (1st) anniversary of the First Amendment Date, (ii) two percent (2.0%) of the Supplemental Term Loan Commitment if such prepayment occurs on or after the first (1st) anniversary of the First Amendment Date but prior to the second (2nd) anniversary of the First Amendment Date, or (iii) one percent (1.0%) of the Supplemental Term Loan Commitment if such prepayment occurs on or after the second (2nd) anniversary of the First Amendment Date.

“Supplemental Repayment Period” is the period of time commencing on the Supplemental Conversion Date and continuing through the Supplemental Term Loan Maturity Date.

“Supplemental Second Tranche” is defined in Section 2.1.2(a)(ii).

“Supplemental Second Tranche Milestone” means Bank’s receipt of evidence satisfactory to Bank that Borrower has either (a) received positive data in pivotal Phase 2b studies sufficient to submit a New Drug Application for tildacerfont in congenital adrenal hyperplasia or (b) received gross cash proceeds of at least Seventy-Five Million Dollars ($75,000,000) from the sale and issuance of Borrower’s equity interests in a public offering to investors, and on terms and conditions, satisfactory to Bank.

“Supplemental Term Loan” is defined in Section 2.1.2(a).

“Supplemental Term Loan Commitment” is Thirty Million Dollars ($30,000,000).

“Supplemental Term Loan Commitment Termination Date (Supplemental First Tranche)” is December 31, 2021.

“Supplemental Term Loan Commitment Termination Date (Supplemental Second Tranche)” is December 31, 2022.

“Supplemental Term Loan Maturity Date” is January 1, 2026.

2.12Section 13 (Definitions).  The following term and its definition are deleted from Section 13.1 in their entirety:

“Monthly Financial Statements”

2.13Exhibit D (Compliance Statement).  Exhibit D to the Loan Agreement is amended in its entirety and replaced with Exhibit D attached hereto.

3.Limitation of Amendments.

3.1The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.Electronic Execution of Documents.  Each party hereto may execute this Amendment by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.

8.Effectiveness.  This Amendment shall be deemed upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment (Bank acknowledges receipt of a good faith deposit in the amount of Twenty-Five Thousand Dollars ($25,000), which will be applied to Bank Expenses on the First Amendment Date with any remainder to be refunded to Borrower).

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
Silicon Valley Bank By: /s/ Shawn Perry Name: Shawn Perry Title: Managing Director	Spruce Biosciences, Inc. By: /s/ Samir Gharib Name: Samir Gharib Title: Chief Financial Officer

[Signature Page to First Amendment to Loan and Security Agreement]

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	SPRUCE BIOSCIENCES, INC.

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank dated as of the Effective Date (the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below.  Attached are the required documents evidencing such compliance, except as explained in an accompanying letter or footnotes.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Quarterly 10-Q with financial statements (consolidated balance sheet, statement of cash flows, and income statement) with Compliance Statement	Within 45 days of quarter end (except for the last quarter of each FY)	Yes No
Annual 10-K with financial statement (CPA Audited) + CS	Within 90 days of FYE	Yes No
Annual Projections	FYE within 30 days; and more frequently as updated	Yes No
8-K and other filings with SEC	Within 5 days after filing with SEC	Yes No

Other Matters

Have there been any amendments of or other changes to the Operating Documents of Borrower or any of its Subsidiaries?  If yes, provide copies of any such amendments or changes with this Compliance Statement.

Yes	No

Have there been any material amendments of or other material changes to the capitalization table of Borrower or any of its Subsidiaries (excluding, for the avoidance of doubt, changes relating to stock options and issuances)?  If yes, provide copies of any such amendments or changes with this Compliance Statement.

Yes	No

The following are the exceptions with respect to the statements above:  (If no exceptions exist, state “No exceptions to note.”)

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